NOTICE OF GUARANTEED DELIVERY

                                       for

                TENDER SHARES OF CLASS A COMMON STOCK AND CLASS B

                                       of

                              CONCORD FABRICS INC.

                             at $7.875 Net Per Share

  Pursuant to the Supplement to the Offer to Purchase Dated August 31, 1999 by
                  CONCORD MERGER CORP., a Delaware corporation

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THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
TIME, ON SEPTEMBER 10, 1999, UNLESS THE OFFER IS EXTENDED.
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      This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of Class A Common Stock, par value $0.50 per share and Class B Common Stock, par value $.50 per share (the "Common Stock" or the "Shares") of CONCORD FABRICS INC., a Delaware corporation (the "Company"), are not immediately available, (ii) if Stock Certificates and all other required documents cannot be delivered to The ChaseMellon Bank, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in "The Tender Offer - 1. Terms of the Offer of the Offer to Purchase" or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See "The Tender Offer - 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

                        The Depositary for the Offer is:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

         By Mail:                    By Hand:            By Overnight Courier:
Reorganization Department   Reorganization Department  Reorganization Department
       PO Box 3301              85 Challenger Road            120 Broadway
South Hackensack, NJ 07606      Mail Stop - Reorg              13th Floor
                            Ridgefield Park, NJ 07660      New York, NY 10271

   By Facsimile Transmission:                     Confirm Receipt of Facsimile:
(For Eligible Institutions Only)                       by Telephone Only:
          (201)296-4293                                   (201)296-4860


      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.


      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

      Questions regarding the Offer or completion of this Notice of Guaranteed Delivery should be directed to American Stock Transfer & Trust Company, the Information Agent for the Offer, at 40 Wall Street, 46th Floor, New York, NY 10005; (800) 937-5449 or (212) 936-5100.


Ladies and Gentlemen:

      Upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 4, 1999 (the "Offer to Purchase"), the Supplement to Offer to Purchase, dated August 31, 1999 (the "Supplement to Offer to Purchase") and the Letter of Transmittal, the undersigned hereby tenders to CONCORD MERGER CORP., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, the Supplement to Offer to Purchase and the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in "The Tender Offer - 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

      The undersigned authorizes the Depositary to deliver this Notice of Guaranteed Delivery to Purchaser as evidence of the undersigned's acceptance of the terms and conditions of the Offer, including the terms and conditions of the Letter of Transmittal, and understands that the acceptance given hereby will be effective upon receipt of the Notice of Guaranteed Delivery by the Depositary, regardless of whether or when the certificate(s) for the tendered Shares (or confirmation of book entry transfer of the Shares into the Depositary's account at a Book-Entry Transfer Facility), the executed Letter of Transmittal and any other required documents are received by the Depositary.

      The undersigned hereby represents and warrants that the undersigned has full power and authority to accept the Offer. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary, Purchaser, Parent or the Company to be necessary or desirable to perfect the undersigned's acceptance of Offer, as indicated below.

====================================================================================================================================
                                                 DESCRIPTION OF SHARES TO BE TENDERED
------------------------------------------------------------------------------------------------------------------------------------
         Name(s) and Address(es) of Holder(s)
  (Please fill in exactly as name appears on face of                                    Total Number
 the Notes tendered or on a security position listing            Share                   of Shares                   Number
             with respect to such Notes)                      Certificate               Represented                of Shares
                                                              Number(s)*             by Certificates**              Tendered
------------------------------------------------------------------------------------------------------------------------------------

                                                        ------------------------   -----------------------   -----------------------

                                                        ------------------------   -----------------------   -----------------------

                                                        ------------------------   -----------------------   -----------------------

                                                        ------------------------   -----------------------   -----------------------

====================================================================================================================================

------------
* Need not be completed by shareholders delivering Shares by book-entry transfer.

** Unless otherwise indicated, it will be assumed that all Shares evidenced by each Stock Certificate delivered to the Depositary are being tendered hereby. See Instruction 4.

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                            PLEASE SIGN AND COMPLETE

Name of Holder: ________________________________________________________________

Signature(s): __________________________________________________________________
              __________________________________________________________________

Name(s) (please print): ________________________________________________________

Address: _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

Area Code and Telephone Number: ________________________________________________

Date: __________________________________________________________________________

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                                    GUARANTEE
                    (Not to be used for signature guarantee)

      The undersigned, a firm that is a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States hereby guarantees to deposit with the Depositary, at one of its addresses set forth above, a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, together with certificates evidencing the Notes tendered hereby or timely confirmation of the book-entry transfer of the Notes into the Depositary's account at the book-entry transfer facility described in the Offer to Purchase under "The Tender Offer - 3." Procedures for Accepting the Offer and Tendering Shares" and in the Letter of Transmittal, and any other documents required by the Letter of Transmittal, all by 11:59 p.m., New York City time, within three American Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

                                    SIGN HERE

Name of Firm: __________________________________________________________________

Authorized Signature: __________________________________________________________

Name (please type or print): ___________________________________________________

Title: _________________________________________________________________________

Address: _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

Area Code and Telephone Number: ________________________________________________

Date: __________________________________________________________________________

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DO NOT SEND SHARES WITH THIS FORM. ACTUAL SURRENDER OF SHARES MUST BE MADE
PURSUANT TO, AND ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

      1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery (or facsimile thereof) and any other documents required by this Notice of Guaranteed Delivery must be received by the Depositary at its address set forth herein on or prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Depositary is at the election and risk of the holder, and the delivery will be deemed made only when actually received by the Depositary. Instead of delivery by mail, it is recommended that the holder use an overnight or hand delivery service, properly insured. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases sufficient time should be allowed to assure timely delivery.

      2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the holder(s) of the Shares specified herein, the signature(s) must correspond with the name(s) as written on the face of the Shares or on a security position listing with respect thereto without any alteration, enlargement or change whatsoever. If any of the tendered Shares are held by two or more Holders, all such persons must sign this Notice of Guaranteed Delivery. If any of the tendered Shares are registered in different names, it will be necessary to complete, sign and submit as many separate Notices of Guaranteed Delivery as there are different registrations.

      If this Notice of Guaranteed Delivery is signed by a person other than the holder(s) of any Shares specified herein or a participant of the book-entry transfer facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the holder(s) appears on the Shares or signed as the name of the participant shown on the one of the Book-Entry Transfer Facilities' security position listing.

      If this Notice of Guaranteed Delivery or any other instruments of transfer are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, agent or other person(s) acting in a fiduciary or representative capacity, such person(s) should so indicate when signing and must submit proper evidence satisfactory to the Depositary and Purchaser of their authority so to act.

      3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Requests for assistance or additional copies of the Offer to Purchase or the Letter of Transmittal or Notice of Guaranteed Delivery should be directed to the Information Agent at the telephone number set forth on the cover hereof or at the address and telephone number set forth on the back cover page of the Letter of Transmittal and on the back cover page of the Offer to Purchase.